Phillips Edison & Company Reports Fourth Quarter
and Full Year 2022 Results; Provides 2023 Guidance

CINCINNATI - Feb. 9, 2023 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net income attributable to stockholders of $13.7 million, or $0.12 per diluted share, for the three months ended December 31, 2022, and net income attributable to stockholders of $48.3 million, or $0.42 per diluted share, for the full year ended December 31, 2022.

Highlights for the Fourth Quarter Ended December 31, 2022
•Nareit FFO totaled $70.6 million, or $0.54 per diluted share
•Core FFO totaled $74.3 million, or $0.56 per diluted share
•Same-center NOI increased 2.8% versus the three months ended December 31, 2021
•Leased portfolio occupancy increased by 30 basis points over the prior quarter to a record 97.4%
•Comparable new and renewal rent spreads were 36.3% and 13.9%, respectively
•Acquired two grocery-anchored shopping centers and one outparcel for $51.7 million and sold one property and one outparcel for $25.3 million
•Subsequent to quarter end, acquired one additional grocery-anchored shopping center for $27.1 million

Highlights for the Full Year Ended December 31, 2022
•Nareit FFO totaled $280.7 million, or $2.15 per diluted share
•Core FFO totaled $295.3 million, or $2.27 per diluted share
•Same-center NOI increased 4.5% versus the full year ended December 31, 2021
•Comparable new and renewal leasing spreads were 32.2% and 14.6%, respectively
•Acquired seven properties and four outparcels for a total of $280.5 million, and sold $54.0 million, for net acquisitions of $226.5 million

Management Commentary
Jeff Edison, chairman and chief executive officer of PECO stated:
“In 2022 our team delivered same-center NOI growth of 4.5% and grew occupancy to a record level of 97.4%. Our continued growth is a testament to our differentiated and focused strategy of exclusively owning grocery-anchored neighborhood shopping centers, our integrated operating platform, and the strength and resilience of our Neighbors.”
“We continue to benefit from structural and macroeconomic trends that create strong tailwinds and retailer demand. These include population shifts from urban to suburban communities; the increase in hybrid work; the renewed importance of physical locations in last mile delivery; wage growth and low unemployment; and low supply and lack of new construction.”
“With more than 70% of our rents coming from grocery anchors and Neighbors offering necessity-based goods and services, combined with our strong balance sheet, low leverage, and flexibility to be patient and opportunistic, PECO is well positioned to deliver meaningful growth in 2023 and beyond.”

Financial Results for the Fourth Quarter and Year Ended December 31, 2022
Net Income (Loss)
Fourth quarter 2022 net income attributable to stockholders totaled $13.7 million, or $0.12 per diluted share, compared to net loss of $5.2 million, or $0.05 per diluted share, during the fourth quarter of 2021.
For the year ended December 31, 2022, net income attributable to stockholders totaled $48.3 million, or $0.42 per diluted share, compared to $15.1 million, or $0.15 per diluted share, during the year ended December 31, 2021.

Nareit FFO
Fourth quarter 2022 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 42.9% to $70.6 million, or $0.54 per diluted share, from $49.4 million, or $0.39 per diluted share, during the fourth quarter of 2021.
For the year ended December 31, 2022, Nareit FFO increased 32.9% to $280.7 million, or $2.15 per diluted share, from $211.2 million, or $1.81 per diluted share, during the year ended December 31, 2021.

Core FFO
Fourth quarter 2022 core funds from operations (“Core FFO”) increased 22.2% to $74.3 million, or $0.56 per diluted share, compared to $60.8 million, or $0.47 per diluted share, during the fourth quarter of 2021.
For the year ended December 31, 2022, Core FFO increased 15.8% to $295.3 million, or $2.27 per diluted share, compared to $255.0 million, or $2.19 per diluted share, during the year ended December 31, 2021.

Same-Center NOI
Fourth quarter 2022 same-center net operating income (“NOI”) increased 2.8% to $91.0 million, compared to $88.5 million during the fourth quarter of 2021.
For the year ended December 31, 2022, same-center NOI improved 4.5% to $361.2 million, compared to $345.7 million during the year ended December 31, 2021.

Portfolio Overview for the Fourth Quarter and Year Ended December 31, 2022
Portfolio Statistics
As of December 31, 2022, PECO’s wholly-owned portfolio consisted of 271 properties, totaling approximately 31.1 million square feet, located in 31 states. This compared to 268 properties, totaling approximately 30.7 million square feet, located in 31 states as of December 31, 2021.
Leased portfolio occupancy increased to 97.4% at December 31, 2022, compared to 96.3% at December 31, 2021.
Anchor occupancy totaled 99.3%, compared to 98.1% at December 31, 2021, and inline occupancy totaled 93.8%, compared to 92.7% at December 31, 2021.

Leasing Activity
During the fourth quarter of 2022, 252 leases (new, renewal and options) were executed totaling 1.2 million square feet. This compared to 253 leases executed totaling 1.4 million square feet during the fourth quarter of 2021.
Comparable rent spreads during the fourth quarter of 2022, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 36.3% for new leases, 13.9% for renewal leases (excluding options) and 17.0% for combined leases (new and renewal leases only).
The Company executed 1,001 leases (new, renewal and options) during the year ended December 31, 2022, totaling approximately 4.8 million square feet. This compared to 1,135 leases executed totaling approximately 5.6 million square feet during the same year-ago period.

Comparable rent spreads during the year ended December 31, 2022 were 32.2% for new leases, 14.6% for renewal leases (excluding options) and 18.1% for combined leases (new and renewal leases only).

Acquisition & Disposition Activity
During the fourth quarter of 2022, PECO acquired two grocery-anchored shopping centers and an outparcel for $51.7 million. During the same period, one property and one outparcel were sold for $25.3 million. The fourth quarter 2022 grocery-anchored shopping center acquisitions included:
•Chinoe Center, a 112,000 square foot shopping center anchored by Kroger in Lexington, Kentucky. The center contains near-term mark-to-market leasing opportunities.
•Sunridge Plaza, an 88,000 square foot shopping center anchored by Raley’s in Sacramento, California. At the time of purchase, the center occupancy was 84.8%, providing room for growth through leasing vacant space, and also includes land for potential outparcel development.
During the year ended December 31, 2022, PECO acquired seven properties and four outparcels for a total of $280.5 million. During the same period, four properties and four outparcels were sold for $54.0 million, resulting in net acquisitions of $226.5 million.
From January 1, 2023 through February 9, 2023, PECO acquired one property totaling $27.1 million, Providence Commons, a 110,000 square foot shopping center anchored by Publix near Nashville, Tennessee.

Balance Sheet Highlights as of December 31, 2022
As of December 31, 2022, PECO had $726.7 million of total liquidity, comprised of $17.3 million of cash, cash equivalents and restricted cash, plus $709.4 million of borrowing capacity available on its $800.0 million revolving credit facility. PECO has no material debt maturities until 2024.
PECO’s net debt to annualized adjusted EBITDAre was 5.3x, compared to 5.6x at December 31, 2021.
PECO’s outstanding debt had a weighted-average interest rate of 3.6% and a weighted-average maturity of 4.4 years, and 85.4% of its total debt was fixed-rate debt.

Monthly Stockholder Distributions
For the three months ended December 31, 2022, total distributions of $37.0 million were paid to common stockholders and OP unit holders. Distributions paid in October, November, and December were each $0.0933 per share.
Subsequent to quarter end, the Board authorized monthly distributions of $0.0933 per share payable on March 1, 2023; April 3, 2023; and May 1, 2023 to stockholders of record as of February 21, 2023; March 15, 2023; and April 17, 2023, respectively. OP Unit holders receive distributions at the same rate as common stockholders, subject to the required tax withholding.

2023 Guidance

The following guidance is based upon PECO’s current view of existing market conditions and assumptions for the year ending December 31, 2023. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

	2022 Actual	Initial 2023 Guidance
(in thousands, except per share amounts)		Low End	High End
Net income per share	$0.42	$0.47	$0.52
Nareit FFO per share	$2.15	$2.23	$2.29
Core FFO per share	$2.27	$2.28	$2.34
Same-Center NOI growth	4.5%	3.0%	4.0%
Portfolio Activity:
Acquisitions (net of dispositions)	$226,528	$200,000	$300,000
Development and redevelopment spend	$53,671	$50,000	$60,000
Other:
Interest expense, net	$71,196	$83,000	$89,000
G&A expense	$45,235	$44,000	$48,000
Non-cash revenue items(1)	$16,625	$15,000	$20,000
Adjustments for uncollectibility	$1,991	$3,500	$4,500
(1)Represents straight-line rental income and net amortization of above- and below-market leases.
The following table provides a reconciliation of the range of the Company's 2023 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income	$0.47	$0.52
Depreciation and amortization of real estate assets	1.74	1.75
Adjustments related to unconsolidated joint ventures	0.02	0.02
Nareit FFO	$2.23	$2.29
Depreciation and amortization of corporate assets	0.02	0.02
Transaction costs and other	0.03	0.03
Core FFO	$2.28	$2.34

The Company does not provide a reconciliation for Same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to our results without unreasonable effort.

Results Presentation Details
PECO plans to host a conference call and webcast on Friday, February 10, 2023 at 12:00 p.m. Eastern Time to discuss these results.
Date: Friday, February 10, 2023
Time: 12:00 p.m. Eastern Time
Toll-Free Dial-In Number: (888) 210-4659
International Dial-In Number: (646) 960-0383
Conference ID: 2035308
Webcast: Fourth Quarter 2022 Webcast Link

An audio replay of the webcast will be available approximately one hour after the conclusion of the conference call using the webcast link above.
For more information on the Company’s financial results, please refer to the Company’s 2022 Annual Report on Form 10-K, to be filed with the SEC on or around February 23, 2023, which is accessible on the SEC’s website at www.sec.gov.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2022 AND 2021
(In thousands, except per share amounts)

	2022	2021
ASSETS
Investment in real estate:
Land and improvements	$1,674,133	$1,586,993
Building and improvements	3,572,146	3,355,433
In-place lease assets	471,507	452,504
Above-market lease assets	71,954	68,736
Total investment in real estate assets	5,789,740	5,463,666
Accumulated depreciation and amortization	(1,316,743)	(1,110,426)
Net investment in real estate assets	4,472,997	4,353,240
Investment in unconsolidated joint ventures	27,201	31,326
Total investment in real estate assets, net	4,500,198	4,384,566
Cash and cash equivalents	5,478	92,585
Restricted cash	11,871	22,944
Goodwill	29,066	29,066
Other assets, net	188,879	138,050
Real estate investments and other assets held for sale	—	1,557
Total assets	$4,735,492	$4,668,768

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,896,594	$1,891,722
Below-market lease liabilities, net	109,799	107,526
Accounts payable and other liabilities	113,185	97,229
Deferred income	18,481	19,145
Earn-out liability	—	52,436
Derivative liabilities	—	24,096
Liabilities of real estate investments held for sale	—	288
Total liabilities	2,138,059	2,192,442
Commitments and contingencies	—	—
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and outstanding at December 31, 2022 and 2021	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 117,126 shares issued and outstanding at December 31, 2022; 650,000 shares authorized, 19,550 shares issued and outstanding at December 31, 2021	1,171	196
Class B common stock, $0.01 par value per share, zero shares authorized, issued, and outstanding at December 31, 2022; 350,000 shares authorized, 93,665 shares issued and outstanding at December 31, 2021	—	936
Additional paid-in capital	3,383,978	3,264,038
Accumulated other comprehensive income (loss)	21,003	(24,819)
Accumulated deficit	(1,169,665)	(1,090,837)
Total stockholders’ equity	2,236,487	2,149,514
Noncontrolling interests	360,946	326,812
Total equity	2,597,433	2,476,326
Total liabilities and equity	$4,735,492	$4,668,768

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2022 AND 2021
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Rental income	$141,703	$132,711	$560,538	$519,495
Fees and management income	2,218	3,240	11,541	10,335
Other property income	1,118	1,110	3,293	3,016
Total revenues	145,039	137,061	575,372	532,846
Operating Expenses:
Property operating	26,098	27,130	95,359	92,914
Real estate taxes	15,859	15,619	67,864	65,381
General and administrative	11,484	15,915	45,235	48,820
Depreciation and amortization	58,216	55,604	236,224	221,433
Impairment of real estate assets	322	—	322	6,754
Total operating expenses	111,979	114,268	445,004	435,302
Other:
Interest expense, net	(18,301)	(18,606)	(71,196)	(76,371)
Gain (loss) on disposal of property, net	3,366	(1,257)	7,517	30,421
Other expense, net	(2,422)	(8,766)	(12,160)	(34,361)
Net income (loss)	15,703	(5,836)	54,529	17,233
Net (income) loss attributable to noncontrolling interests	(2,025)	627	(6,206)	(2,112)
Net income (loss) attributable to stockholders	$13,678	$(5,209)	$48,323	$15,121
Earnings per share of common stock:
Net income (loss) per share attributable to stockholders - basic and diluted	$0.12	$(0.05)	$0.42	$0.15

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three months and years ended December 31, 2022 and 2021, Same-Center NOI represents the NOI for the 254 properties that were wholly-owned and operational for the entire portion of all comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2020, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for all comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO Attributable to Stockholders and OP Unit Holders in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO Attributable to Stockholders and OP Unit Holders to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in the Company’s investments in its unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (dollars in thousands):

	Three Months Ended December 31,		Favorable (Unfavorable)		Year Ended December 31,		Favorable (Unfavorable)
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Revenues:
Rental income(1)	$95,901	$91,491	$4,410		$378,971	$360,093	$18,878
Tenant recovery income	30,094	29,693	401		120,141	115,848	4,293
Reserves for uncollectibility(2)	(1,134)	546	(1,680)		(1,528)	1,820	(3,348)
Other property income	872	1,032	(160)		2,630	2,764	(134)
Total revenues	125,733	122,762	2,971	2.4%	500,214	480,525	19,689	4.1%
Operating expenses:
Property operating expenses	20,334	19,323	(1,011)		76,792	72,023	(4,769)
Real estate taxes	14,426	14,934	508		62,179	62,818	639
Total operating expenses	34,760	34,257	(503)	(1.5)%	138,971	134,841	(4,130)	(3.1)%
Total Same-Center NOI	$90,973	$88,505	$2,468	2.8%	$361,243	$345,684	$15,559	4.5%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income (loss) to NOI and Same-Center NOI (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$15,703	$(5,836)	$54,529	$17,233
Adjusted to exclude:
Fees and management income	(2,218)	(3,240)	(11,541)	(10,335)
Straight-line rental income(1)	(3,205)	(2,536)	(12,265)	(9,404)
Net amortization of above- and below-market leases	(1,163)	(948)	(4,324)	(3,581)
Lease buyout income	(52)	(347)	(2,414)	(3,485)
General and administrative expenses	11,484	15,915	45,235	48,820
Depreciation and amortization	58,216	55,604	236,224	221,433
Impairment of real estate assets	322	—	322	6,754
Interest expense, net	18,301	18,606	71,196	76,371
(Gain) loss on disposal of property, net	(3,366)	1,257	(7,517)	(30,421)
Other expense, net	2,422	8,766	12,160	34,361
Property operating (income) expenses related to fees and management income	(15)	1,244	3,046	4,855
NOI for real estate investments	96,429	88,485	384,651	352,601
Less: Non-same-center NOI(2)	(5,456)	20	(23,408)	(6,917)
Total Same-Center NOI	$90,973	$88,505	$361,243	$345,684
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Nareit Funds from Operations and Core Funds from Operations—The following table presents the Company’s calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022		2021
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income (loss)	$15,703	$(5,836)	$54,529		$17,233
Adjustments:
Depreciation and amortization of real estate assets	57,266	54,585	232,571		217,564
Impairment of real estate assets	322	—	322		6,754
(Gain) loss on disposal of property, net	(3,366)	1,257	(7,517)		(30,421)
Adjustments related to unconsolidated joint ventures	661	(604)	842		72
Nareit FFO attributable to stockholders and OP unit holders	$70,586	$49,402	$280,747		$211,202
Calculation of Core FFO
Nareit FFO attributable to stockholders and OP unit holders	$70,586	$49,402	$280,747		$211,202
Adjustments:
Depreciation and amortization of corporate assets	950	1,019	3,653		3,869
Change in fair value of earn-out liability	—	7,436	1,809		30,436
Transaction and acquisition expenses	2,731	2,513	10,551		5,363
Loss on extinguishment or modification of debt and other, net	—	808	1,025	—	3,592
Amortization of unconsolidated joint venture basis differences	—	262	220		1,167
Realized performance income(1)	—	(675)	(2,742)		(675)
Core FFO	$74,267	$60,765	$295,263		$254,954

Nareit FFO Attributable to Stockholders and OP Unit Holders/Core FFO per Diluted Share(2)
Weighted-average shares of common stock outstanding - diluted	131,781	128,139	130,332		116,672
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.54	$0.39	$2.15		$1.81
Core FFO per share - diluted	$0.56	$0.47	$2.27		$2.19
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s NRP joint venture.
(2)Restricted stock awards were anti-dilutive during the three months ended December 31, 2021 due to the GAAP net loss, and, accordingly, their impact was excluded from the weighted-average shares of common stock used in the respective per share calculations.

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Calculation of EBITDAre
Net income (loss)	$15,703	$(5,836)	$54,529	$17,233
Adjustments:
Depreciation and amortization	58,216	55,604	236,224	221,433
Interest expense, net	18,301	18,606	71,196	76,371
(Gain) loss on disposal of property, net	(3,366)	1,257	(7,517)	(30,421)
Impairment of real estate assets	322	—	322	6,754
Federal, state, and local tax expense (income)	433	(169)	806	327
Adjustments related to unconsolidated joint ventures	926	(273)	1,987	1,431
EBITDAre	$90,535	$69,189	$357,547	$293,128
Calculation of Adjusted EBITDAre
EBITDAre	$90,535	$69,189	$357,547	$293,128
Adjustments:
Change in fair value of earn-out liability	—	7,436	1,809	30,436
Transaction and acquisition expenses	2,731	2,513	10,551	5,363
Amortization of unconsolidated joint venture basis differences	—	262	220	1,167
Realized performance income(1)	—	(675)	(2,742)	(675)
Adjusted EBITDAre	$93,266	$78,725	$367,385	$329,419
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s NRP joint venture.

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of December 31, 2022 allow it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of December 31, 2022 and 2021 (in thousands):

	2022	2021
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$1,937,142	$1,941,504
Less: Cash and cash equivalents	5,740	93,109
Total net debt	$1,931,402	$1,848,395

Enterprise value:
Net debt	$1,931,402	$1,848,395
Total equity market capitalization(1)(2)	4,178,204	4,182,996
Total enterprise value	$6,109,606	$6,031,391
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 131.2 million and 126.6 million diluted shares as of December 31, 2022 and 2021, respectively, and the closing market price per share of $31.84 and $33.04 as of December 31, 2022 and 2021, respectively.
(2)Fully diluted shares include common stock and OP units as of December 31, 2022 and Class B common stock, common stock, and OP units as of December 31, 2021.

The following table presents the Company’s calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of December 31, 2022 and 2021 (dollars in thousands):

	2022	2021
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,931,402	$1,848,395
Adjusted EBITDAre - annualized(1)	367,385	329,419
Net debt to Adjusted EBITDAre - annualized	5.3x	5.6x

Net debt to total enterprise value:
Net debt	$1,931,402	$1,848,395
Total enterprise value	6,109,606	6,031,391
Net debt to total enterprise value	31.6%	30.6%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of omni-channel grocery-anchored shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of December 31, 2022, PECO managed 291 shopping centers, including 271 wholly-owned centers comprising 31.1 million square feet across 31 states, and 20 shopping centers owned in one institutional joint venture. PECO is exclusively focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.

PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, the COVID-19 pandemic; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of inflation on the Company and on its tenants. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2022 Annual Report on Form 10-K, to be filed with the SEC on or around February 23, 2023, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Phillips Edison & Company, Inc.

Kimberly Green, Vice President of Investor Relations
(513) 692-3399
kgreen@phillipsedison.com

Stephanie Hout, Director of Investor Relations
(513) 746-2594
shout@phillipsedison.com

Source: Phillips Edison & Company, Inc.
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